                                                                  EXHIBIT 10.9

                             STOCK PURCHASE WARRANT


     THIS STOCK PURCHASE WARRANT (hereinafter referred to as the "Warrant") is made and entered into as of July 21, 1998 (the "Issuance Date"), by and between ENDEAVOR TECHNOLOGIES, INC., a Georgia corporation (the "Company"), and MATRIA HEALTHCARE, INC. (the "Warrantholder").


                             W I T N E S S E T H:

     WHEREAS, the Company desires to grant the Warrantholder warrants to purchase shares of the Company's Common Stock Series D (the "Stock"), upon the terms and conditions herein contained;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, and of other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. GRANT OF WARRANT. The Company hereby grants to the Warrantholder the right to purchase 80,000 shares of Stock (the "Warrant Shares"), subject to adjustment as set forth in Section 6.

     2. EXERCISE PRICE. The purchase price (the "Exercise Price") for each Warrant Share shall be the per share price at which the Company's stock is offered to the public in the Company's initial public offering of its capital stock (the "IPO"); provided, however, that if the closing of the IPO has not
                   --------  -------
occurred on or before June 30, 1999, the Exercise Price shall be equal to the lesser of (i) $20.00 or (ii) the fair market value of the Company's stock on June 30, 1999 as determined by the Board of Directors of the Company in a commercially reasonable manner. The basis of determination shall be provided in writing to the Warrantholder.

     3.   EXERCISE OF WARRANT.

          (a) The Warrant shall be exercisable upon the earlier of (i) the closing of the IPO or (ii) June 30, 1999, and shall remain exercisable until the expiration of the Warrant in accordance with its terms. The Warrantholder may exercise the Warrant by delivering to the Company a written notice of exercise signed by the Warrantholder, in substantially the form attached hereto as Exhibit A (a "Notice of Exercise"), together with payment to the Company of the aggregate Exercise Price of the Warrant Shares so purchased. The Exercise Price shall be payable, at the option of the Warrantholder (i) by a check payable to the Company or (ii) by the surrender of a portion of this Warrant where the Warrant Shares subject to the portion of this Warrant that is surrendered have a fair market value equal to such aggregate Exercise Price for the Warrant Shares to be purchased pursuant to the Notice of Exercise.

          (b) The Warrantholder may not exercise the Warrant for less than 5,000 Warrant Shares (except that if the number of remaining Warrant Shares is less than 5,000, this Warrant may be exercised with respect to such lesser number of Warrant Shares).

          (c) Within 15 days after the exercise of the Warrant as herein provided, the Company shall deliver to the Warrantholder a certificate or certificates for the Warrant Shares being issued in the name of the Warrantholder and in such denominations as are requested by the Warrantholder. Additionally, if the Warrant is being exercised for fewer than all of the Warrant Shares issuable thereunder, the Company shall execute and deliver to the Warrantholder a new warrant (dated the date hereof) evidencing the right to purchase the balance of the Warrant Shares.

          (d) The Company covenants and agrees that all Warrant Shares which may be issued upon exercise of the Warrant shall, upon issuance and payment therefor, be legally and validly issued and outstanding, fully paid and nonassessable, and free from all liens, claims and encumbrances, except restrictions imposed by applicable securities laws, the Company's Articles of Incorporation, as amended, or this Warrant. The Company shall at all times reserve and keep available for issuance upon the exercise of the Warrant such number of authorized but unissued shares of Stock as will be sufficient to permit the exercise in full of the Warrant.

     4. TERM OF WARRANT. The term of the Warrant shall continue in effect until the earlier of: (i) the date on which the Warrant has been exercised or canceled with respect to all of the Warrant Shares; or (ii) five years from the Issuance Date.

     5. CONSENT TO TRANSFER. This Warrant and all rights hereunder are nontransferable and nonassignable by the Warrantholder, unless the Company consents thereto in writing. Any transfer or attempted transfer except pursuant to the preceding sentence shall be null and void and of no effect whatsoever.

     6.   ADJUSTMENTS.

          (a)  If, prior to the termination of the Warrant as provided in
Section 4 hereof:

               (i) The number of outstanding shares of Stock is increased by a stock split, stock dividend, or other similar event, the Exercise Price shall be proportionately reduced and the number of Warrant Shares that have not theretofore been purchased by the Warrantholder shall be proportionately increased.

               (ii) The number of outstanding shares of Stock is decreased by a combination or reclassification of shares, or other similar event, the Exercise Price shall be proportionately increased and the number of Warrant Shares that have not theretofore been purchased by the Warrantholder shall be proportionately reduced.

If any adjustment under this Section 6(a) would create a fractional share of Stock or a right to acquire a fractional share of Stock, such fractional share shall be disregarded and the number of Warrant Shares subject to the Warrant shall be the next higher number of shares.

          (b)  If, prior to the termination of the Warrant as provided in
Section 4 hereof, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Stock shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Company or another entity, then the Warrantholder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the Warrant Shares immediately theretofore purchasable and receivable upon the exercise of the Warrant, such shares of stock and/or securities as may be issued or payable with respect to or in exchange for the number of Warrant Shares immediately theretofore purchasable and receivable upon the exercise of the Warrant had such merger, consolidation, exchange of shares, recapitalization or reorganization not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Warrantholder to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Exercise Price and of the number of shares purchasable upon the exercise of the Warrant) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock or securities thereafter deliverable upon the exercise hereof. The Company shall not effect any transaction described in this subsection (b) unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligation to deliver to the Warrantholder such shares of stock and/or securities as, in accordance with the foregoing provisions, the Warrantholder may be entitled to purchase. The foregoing notwithstanding, in the event of a merger or consolidation in which the Company is not the surviving entity, if the Company concludes that it will be unable to satisfy the conditions of this subsection (b) without a material adverse effect on the terms of such proposed transaction, then the Company shall have the option, prior to or contemporaneously with the closing of such merger or consolidation, to purchase the Warrant from the Warrantholder at its then fair value, determined with regard to both the spread between the Exercise Price and the value of the consideration to be received in the transaction and the remaining term of the Warrant. The Company and the Warrantholder shall agree on such fair value or, in the event they are unable to agree, shall submit the question of fair value to an investment banking firm to be selected by the Warrantholder and reasonably satisfactory to the Company, with the cost of such investment banking firm to be paid by the Company.

     7. INVESTMENT REPRESENTATION. As a condition to the issuance of Warrant Shares hereunder, the Warrantholder shall represent to the Company that the Warrant Shares it will acquire pursuant to such exercise are being purchased for its own account for investment purposes only and not with a present view to resale or a distribution thereof, unless the Warrantholder delivers to the Company an opinion of counsel acceptable to counsel for the Company stating that such a representation is not required under the Securities Act of 1933, as amended (the "Act"), or any state securities laws. The Warrantholder acknowledges that the Warrant Shares may be "restricted securities" as defined in the Act and that such Warrant Shares may not be able to be resold unless such resale is registered under the Act and applicable state securities laws or unless an exemption is available.

     8.   CERTAIN NOTICES. In case at any time the Company shall propose to:

          (a)  declare any cash dividend upon its Common Stock;

          (b) declare any dividend upon its Common Stock payable in stock or make any special dividend or other distribution to the holders of its Common Stock;

          (c) offer for subscription to the holders of any of its Common Stock generally any additional shares of stock in any class or other rights;

          (d) reorganize, or reclassify the capital stock of the Company, or consolidate, merge or otherwise combine with, or sell all or substantially all of its assets to, another corporation;

          (e) voluntarily or involuntarily dissolve, liquidate or wind up of the affairs of the Company; or

          (f) redeem or purchase any shares of its capital stock or securities convertible into its capital stock;

     then, in any one or more of said cases, the Company shall give to the Warrantholder, by certified or registered mail, (i) at least twenty days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (ii) in the case of such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least twenty days' prior written notice of the date when the same shall take place. Any notice required by clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and any notice required by clause (ii) shall specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

     9. NO RIGHTS AS A SHAREHOLDER. The Warrantholder shall not have any interest in or shareholder rights with respect to any shares of Stock which are subject to the Warrant until such shares have been issued and delivered to the Warrantholder in accordance with this Warrant.

     10. TAXES. As a condition to the issuance of Warrant Shares hereunder, the Company may withhold, or require the Warrantholder to pay or reimburse the Company for, any taxes which the Company determines are required to be withheld under federal, state or local law in connection with the exercise of the Warrant.

     11. HEIRS AND SUCCESSORS. This Warrant and all terms and conditions hereof shall be binding upon the Company and its successors and assigns.

     12. GOVERNING LAW. This Warrant shall be governed by, and construed and enforced in accordance with, the laws of the State of Georgia without regard to the principles of conflicts of laws.

     13. NOTICES. The addresses of record for the parties for all purposes of this Warrant shall be the addresses set forth below, unless a party notifies the other party of a new address in writing. Any notice under this Warrant provided by either party shall be in writing and shall be deemed to have been sufficiently given or served and effective for all purposes upon receipt by the other party of such notice.

                          Endeavor Technologies, Inc.
                          400 The Lenox Building
                          3399 Peachtree Road
                          Atlanta, Georgia 30326
                          Attention:  President

                          Matria Healthcare, Inc.
                          1850 Parkway Place, 12/th/ Floor
                          Marietta, Georgia  30067
                          Attention:  General Counsel

     14. SEVERABILITY. The provisions of this Warrant, and of each separate section and subsection, are severable, and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any unenforceable provision to the extent enforceable, shall nevertheless be binding and enforceable.

     15. COUNTERPARTS. This Warrant may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Facsimile transmission of signatures shall be deemed originals.

     IN WITNESS WHEREOF, the Company and Warrantholder have caused this Warrant to be executed by their duly authorized officers as of the Issuance Date.

                              ENDEAVOR TECHNOLOGIES, INC.


                            By:     /s/ W. Michael Heekin
                                    --------------------------------------------
                            Name:   W. Michael Heekin
                                    --------------------------------------------
                            Title:  Chief Operating Officer
                                    --------------------------------------------

                            MATRIA HEALTHCARE, INC.


                            By:     /s/ Frank D. Powers
                                    --------------------------------------------
                            Name:   Frank D. Powers
                                    --------------------------------------------
                            Title:  Executive Vice President and Chief Operating
                                    --------------------------------------------
                                    Officer
                                    --------------------------------------------

                                   EXHIBIT A

                              NOTICE OF EXERCISE

                                    [DATE]



Endeavor Technologies, Inc.
400 The Lenox Building
3399 Peachtree Road
Atlanta, Georgia 30326
Attention:  President

     Re:    Exercise of Stock Purchase Warrant
            ----------------------------------

Dear Sir:

     The undersigned, __________________________________, pursuant to that certain Warrant, dated as of ______________________, 1998, by and between Endeavor Technologies, Inc. and the undersigned (the "Warrant"), hereby exercises the Warrant for the following number of Warrant Shares, subject to the terms and conditions of the Warrant:

     Number of Warrant Shares Being Purchased _______________________________

     Total Purchase Price and Amount Remitted _______________________________



                                             Very truly yours,


                                             ___________________________________
                                             [Name]